UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 8, 2010
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HOOKER FURNITURE CORPORATION
(Exact name of registrant as specified in its charter)

Virginia	000-25349	54-0251350
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

440 East Commonwealth Boulevard, Martinsville, Virginia	24112	(276) 632-0459
(Address of principal executive offices)	(Zip Code)	(Registrant’s telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 8, 2010, Hooker Furniture Corporation announced that Paul A. Huckfeldt will become the Company’s Chief Financial Officer, effective January 31, 2011, coinciding with the planned retirement of the Company’s current Executive Vice President – Finance & Administration and Chief Financial Officer, E. Larry Ryder. Mr. Huckfeldt currently serves as the Company’s Chief Accounting Officer.

Mr. Huckfeldt, 52, joined Hooker in 2004 and led the Company’s Sarbanes-Oxley implementation. He was promoted to Manager of Operations Accounting in March of 2006 and has managed essentially all of the Company’s corporate accounting functions during his tenure in that role. He has served as the Company’s Chief Accounting Officer since January 2010. He is a magna cum laude graduate of the University of Georgia with over 30 years of experience in accounting, including over eleven years of experience in various accounting positions with a public, multi-billion dollar global apparel manufacturer.

“Paul is a vital member of our management team,” remarked Paul Toms, Chairman and CEO.  “He has been a great manager with a tremendous work ethic who is very capable and respected throughout the organization. He is ready to take on this responsibility. We are confident in him and excited to have him serve in this role,” Toms concluded.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOOKER FURNITURE CORPORATION

Date: September 9, 2010	By:	/s/ Edwin L. Ryder
Edwin L. Ryder
Executive Vice President – Finance and Administration